SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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St. Bernard Software, Inc.

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ST. BERNARD SOFTWARE, INC.

15015 Avenue of Science

San Diego, CA 92128

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 14, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of St. Bernard Software, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 14, 2007 at 9:00 a.m. local time at 15015 Avenue of Science, San Diego, CA 92128 for the following purposes:

1. To elect three directors to hold office until the 2010 Annual Meeting of Stockholders.

2. To approve an amendment of the Company’s Amended and Restated Certificate of Incorporation to eliminate the requirement that the Company’s Board of Directors be a classified, staggered board and to provide that after the amendment becomes effective directors of the Company shall serve one year terms and stand for re-election annually.

3. To approve adoption of Company’s 2006 Employee Stock Purchase Plan authorizing issuance of up to 400,000 shares of common stock under the 2006 Employee Stock Purchase Plan in 2007, and each year thereafter during the term of such plan.

4. To approve an amendment to the Company’s 2005 Stock Option Plan to, among other things as described in the proxy statement accompanying this Notice, authorize the issuance of an additional 1,000,000 shares of common stock under such plan.

5. To ratify the selection by the Audit Committee of the Board of Directors of Mayer Hoffmann McCann, P.C. as independent auditors of the Company for its fiscal year ending December 31, 2007.

6. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the 2007 Annual Meeting is April 17, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Bradford Weller
Secretary

San Diego, California

April 30, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ST. BERNARD SOFTWARE, INC.

15015 Avenue of Science

San Diego, CA 92128

PROXY STATEMENT

FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

June 14, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who is St. Bernard Software, Inc. and what happened to Sand Hill IT Security Acquisition Corp.?

The Company was incorporated as “Sand Hill IT Security Acquisition Corp.” in April 2004. On October 26, 2005, the Company (then still known as “Sand Hill IT Security Acquisition Corp.”) entered into a merger agreement with Old St. Bernard Software, Inc., a private company (formerly known as “St. Bernard Software, Inc.”). On July 27, 2006, the Company’s stockholders voted to approve the merger agreement, as amended, and the transactions set forth therein in which Old St. Bernard Software, Inc. became the Company’s wholly-owned subsidiary. The Company then changed its name to “St. Bernard Software, Inc.” The shares of stock held by the former stockholders of Old St. Bernard Software, Inc. were converted into a total of 9,733,771 shares of the Company’s common stock or approximately 69.2% of the subsequently outstanding common stock of the combined company.

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of St. Bernard Software, Inc. (sometimes referred to as the “Company” or “St. Bernard”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 7, 2007 to all stockholders of record entitled to vote at the 2007 Annual Meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 17, 2007 will be entitled to vote at the annual meeting. On this record date, there were 14,809,201 shares of the Company’s common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 17, 2007 your shares were registered directly in your name with St. Bernard’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 17, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2007 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the 2007 Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of three directors to hold office until the 2010 Annual Meeting of Stockholders;

•

Amendment of the Company’s Amended and Restated Certificate of Incorporation to eliminate the requirement that the Company’s Board of Directors be a classified, staggered board and to provide that after the amendment becomes effective directors of the Company shall serve one year terms and stand for re-election annually;

•

Adoption of Company’s 2006 Employee Stock Purchase Plan authorizing issuance of up to 400,000 shares of common stock under the 2006 Employee Stock Purchase Plan in 2007, and each year thereafter during the term of such plan;

•

Amendment to the Company’s 2005 Stock Option Plan to, among other things as described in this proxy statement, authorize the issuance of an additional 1,000,000 shares of common stock under such plan; and

•	Ratification of Mayer Hoffmann McCann, P.C. as independent auditors of the Company for its fiscal year ending 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the 2007 Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on June 13, 2007 to be counted.

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To vote on the Internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on June 13, 2007 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from St. Bernard. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 17, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director, “For” amendment of the Company’s Amended and Restated Certificate of Incorporation to eliminate the requirement that the Company’s Board of Directors be a classified, staggered board and to provide that after the amendment becomes effective directors of the Company shall serve one year terms and stand for re-election annually, “For” adoption of the Company’s 2006 Employee Stock Purchase Plan authorizing issuance of up to 400,000 shares of common stock under that plan in 2007, and each year thereafter during the term of that plan, “For” amendment to the Company’s 2005 Stock Option Plan to, among other things as described in this proxy statement, authorize the issuance of an additional 1,000,000 shares of common stock under that plan, and “For” ratification of Mayer Hoffmann McCann, P.C. as independent auditors of the Company for its fiscal year ending 2007. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and The Altman Group may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Altman will be paid its customary fee of approximately $7,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to St. Bernard’s Secretary at 15015 Avenue of Science, San Diego, CA 92128.

•	You may attend the 2007 Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 8, 2008, to St. Bernard Software, Inc., 15015 Avenue of Science, San Diego, CA 92128. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. You are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal except Proposal No. 2. For Proposal No. 2, broker non-votes will have the same effect as “Against” votes.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals.

How many votes are needed to approve each proposal?

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For Proposal No. 1, the election of directors, the three nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” the nominees will affect the outcome.

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To be approved, Proposal No. 2, the adoption of the amendment to the Company’s Amended and Restated Certificate of Incorporation, must receive “For” votes from the majority of shares outstanding on the record date for the Company’s annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

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To be approved, Proposal No. 3, the adoption of the Company’s 2006 Employee Stock Purchase Plan, must receive “For” votes from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 4, the adoption of the amendment to the Company’s 2005 Stock Option Plan, must receive “For” votes from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 5, the ratification of the selection by the Audit Committee of the Board of Directors of Mayer Hoffman McCann, P.C. as the Company’s independent auditors for its fiscal year ending December 31, 2007, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 14,809,201 shares outstanding and entitled to vote. Thus, the holders of 7,404,601 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-QSB for the second quarter of 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

St. Bernard’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board of Directors presently has seven members. There are three directors whose term of office expires in 2007. This includes two Class C directors whose term of office expires in 2007 and one Class A director whose term should have expired in 2005 but is still serving due to the fact that the Company did not hold annual meetings of stockholders in either 2005 or 2006. Each of the nominees listed below is currently a director of the Company. None of the nominees listed below has been nominated or previously elected by the stockholders of the Company. Humphrey Polanen and Scott Broomfield were elected to the Company’s Board in connection with the Company’s initial public offering in April 2004. Richard Arnold was elected to the Company’s Board by the then-current Board of Directors in September 2006. The Nominating and Corporate Governance Committee of the Board has recommended each of the nominees listed below for election to the Board at the annual meeting. If elected at the annual meeting, each of these nominees would serve until the 2010 annual meeting and until his or her successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Company’s annual meetings. No annual meeting of stockholders was held by the Company in 2006.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected. St. Bernard’s management has no reason to believe that any nominee will be unable to serve.

If Proposal 2 regarding an Amendment of the Company’s Amended and Restated Certificate of Incorporation to eliminate the requirement that the Company’s Board of Directors be a classified, staggered board and to provide that after the amendment becomes effective directors of the Company shall serve one year terms and stand for re-election annually is approved, it is anticipated that all of the members of the Board of Directors will resign immediately prior to the 2008 annual meeting of stockholders of the Company and, if nominated, stand for re-election at the 2008 annual meeting.

The following is a brief biography of each nominee, recommended by the Board of Directors of St. Bernard, and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2010 ANNUAL MEETING (CLASS C)

Humphrey Polanen

Mr. Polanen, age 57, has served as Chairman of the Board of Directors of the Company since April 2004, and served as Chief Executive Officer of the Company between April 2004 and July 2006 (when the Company was known as “Sand Hill IT Security Acquisition Corp.”). From January 2000 until December 2003, Mr. Polanen served as Managing Director of Internet Venture Partners, a strategic consulting and venture capital management firm for technology companies. From February 1998 through February 1999, he was President and CEO of Trustworks Systems, a network security software company. Between 1995 and 1998, he was General Manager of two divisions of Sun Microsystems where he led the Internet Commerce Group and the Network Security

Division. Mr. Polanen has been a member of the board of directors of Heritage Bank of Commerce since 1994 and has been chair of that board’s audit committee for ten years. Mr. Polanen is also a director of Shanghai Century Acquisition Corp. Mr. Polanen is a graduate of Hamilton College and the Harvard Law School.

Richard Arnold

Mr. Arnold, age 59, was appointed as a member of the Board of Directors of the Company in September 2006. From October 2006 to the present, he has served as the Executive Vice President, Strategy & Corporate Development and CFO of Phoenix Technologies Ltd., a provider of core system software for computers. From 2001 to 2006, he served as a founding partner of Committed Capital Proprietary Limited, a private equity investment company based in Sydney, Australia. From June 2004 to February 2006, Mr. Arnold was a director and chairman of the audit committee and the special strategy committee of Intellisync Corporation, a mobile applications software company which was sold to Nokia Corporation. Between August 1999 and May 2001, Mr. Arnold served as executive director of Consolidated Press Holdings Limited, a private investment company based in Sydney. Previously, Mr. Arnold served as managing director of TD Waterhouse Australia, a securities dealer; as chief executive officer of Integrated Decisions and Systems, Inc., an application software company; as managing director of Eagleroo Proprietary Limited, a corporate advisor company; and in various capacities with Charles Schwab & Company., Inc., a securities and financial services brokerage, including serving as chief financial officer and as executive vice president—strategy and corporate development. Mr. Arnold holds a BS degree in psychology from Stanford University.

Scott Broomfield

Mr. Broomfield, age 50, has served as a member of the Board of Directors of the Company since April 2004 and as an executive officer of the Company between April 2004 and July 2006 (when the Company was known as “Sand Hill IT Security Acquisition Corp.”). From April 2004 to August 2005, Mr. Broomfield was the CEO of Xtegra Corporation, a private enterprise information integration (EII) company that he sold to SAP, AG in August 2005. From September 2001 to April 2004, Mr. Broomfield was the CEO of Visuale, a private business process software (BPMS) company that he sold to Onyx Software Corporation in April 2004. From 1997 until 2001, Mr. Broomfield was the CEO of Centura Software Corporation (formerly Gupta Technologies), a $50 million software business specializing in secure, embedded and mobile databases and application development tools. Prior to Centura, he was with Hickey & Hill, Inc., a turnaround consultancy from 1989 to 1997, and was a managing director there from 1994 to 1997. Mr. Broomfield was the CFO of Trilogy Technology Corporation from 1986 to 1988, which was sold to Digital Equipment Corporation in 1988. Mr. Broomfield holds an MBA from Santa Clara University.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING (CLASS A)

Bart A. M. van Hedel

Mr. van Hedel, age 62, became a member of the Board of Directors of the Company upon completion of the merger of Old St. Bernard Software, Inc. with the Company in July 2006. Prior to the merger, he served as a director of Old St. Bernard Software, Inc. since 1996. He has been a Partner of BeeBird corporate finance c. v. since 1992. Mr. van Hedel was a non-executive member of the board of Ai-Investments N.V. from 1997 until December 2005, when he was named an executive board member. He was an executive board member of venture capital firm Paribas Participations N.V., from 1990 to 1992 and was an executive board member for Kempen & Co., Investment Bank in Amsterdam from 1981 to 1990. Mr. van Hedel graduated in 1973 from Eramus University of Rotterdam with a Masters in economics and tax.

Louis Ryan

Mr. Ryan, age 52, became a member of the Board of Directors of the Company upon completion of the merger of Old St. Bernard Software, Inc. with the Company in July 2006. Since 2003, Mr. Ryan has been a venture partner with Sand Hill Capital and has served as the executive chairman of HydroPoint Data Systems, Inc. and SprayCool, a provider of high performance electronic system cooling and packaging solutions for military and commercial applications. From 2003 to May 2006, he served as the executive chairman of Network Chemistry. From January 1997 to June 2003, Mr. Ryan was president and chief executive officer and a director of Entercept Security Technologies Inc. (which was sold to Network Associates Technology, Inc. in 2003), a network security software company. From 1988 to 1995, Mr. Ryan was co-founder and executive vice president of Delrina Corporation, a publicly traded software company which was sold in 1995 to Symantec Corporation. Mr. Ryan was also an early investor and board member of Foundstone, a vulnerability management supplier acquired by McAfee, Inc. in August 2004. Mr. Ryan also serves on the board of Certicom Corporation, and is an advisor to Sand Hill Capital and DiamondHead Ventures.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING (CLASS B)

Vince Rossi

Mr. Rossi, age 50, was appointed as a member of the Board of Directors of the Company in November 2006, upon his appointment as Chief Executive Officer of the Company. Between July 2006 and November 2006, he served as President and Chief Operating Officer of the Company. From April 2003 to June 2006, Mr. Rossi served as Senior Vice President of Product Management and Marketing for McAfee, Inc., a software developer. From December 1997 to April 2003, he was the co-founder and Executive Vice President of Entercept Security Technologies, which was acquired by McAfee, Inc. Prior to co-founding Entercept, Mr. Rossi held several management positions at a variety of technology companies including Apple Computer, KidSoft Inc., and Future Vision Multimedia. Mr. Rossi is a graduate of California Polytechnic University and holds a Bachelor of Science degree in metallurgical engineering and material science.

Mel S. Lavitt

Mr. Lavitt, age 69, became a member of the Board of Directors of the Company upon completion of the merger of Old St. Bernard Software, Inc. with the Company in July 2006. Prior to the merger, he served as a director of Old St. Bernard Software, Inc. since 1988. Since 1992, Mr. Lavitt has served as the managing director of C.E. Unterberg, Towbin and is currently the vice chairman of C.E. Unterberg, Towbin. C.E. Unterberg, Towbin provides investment banking, research and investment management services to emerging growth companies and investors. Mr. Lavitt serves on the boards of C.E. Unterberg, Towbin, Jabil Circuit, Inc., and Migo Software as well as the Governor’s Office of Economic Development in the state of Utah. Mr. Lavitt is a graduate of Brown University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under The Nasdaq Stock Market, LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Arnold, Mr. Lavitt, Mr. van Hedel, and Mr. Ryan. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Rossi, the Company’s President and Chief Executive Officer, Mr. Humphrey, Chairman of the Board of Directors, who served as an executive officer of the Company prior to July 27, 2006, and Mr. Broomfield, who served as an executive officer of the Company prior to July 27, 2006, are not independent directors by virtue of their employment or prior service with the Company.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 14 times during 2006. All directors except Alberto Micalizzi, a former director of the predecessor to the Company, Sand Hill IT Security Acquisition Corp., attended at least 75% of the aggregate meetings of the Board and of the committees on which they served, held during the period for which they were directors or committee members, respectively.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2006 for each of the Board committees:

Name	Audit		Compensation		Corporate Governance and Nominating
Richard Arnold	X	*
Louis Ryan	X		X	*	X
Bart A. M. van Hedel			X		X
Mel S. Lavitt	X		X		X	*
Total meetings in fiscal 2006	4		1		1

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee is responsible for the selection and appointment, retention, compensation, termination and oversight of the work of the Company’s independent auditor; reviews with management and the independent auditor any material conflicts or disagreements regarding financial reporting or accounting practices and policies of the Company; approves all audit and non-audit services to be performed by the independent auditor, as well as the scope of the services to be provided and the compensation to be paid for such services; reviews and discusses with management all disclosures required to be included in periodic reports filed by the Company; reviews all relationships between the independent auditor and the Company and evaluates the independent auditor’s independence; reviews reports from the independent auditor describing the independent auditor’s internal quality control procedures; reviews reports required to be submitted to the Company by the independent auditor to the Company concerning the independent auditor’s internal quality control procedures and reviews; evaluates the independent auditor’s qualifications and performance; confirms that the lead audit partner for the Company’s independent auditor has not performed audit services for the Company for each of the five previous years; reviews the Company’s financial statements for each interim period and any changes in accounting policies that have occurred during the interim periods; discusses guidelines and policies governing the procedures for risk assessment and risk management for the Company including discussion of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures; reviews with counsel and the independent auditor and management any significant regulatory or other legal or accounting initiatives or matters that could have a material impact on the Company’s financial statements; discusses the responsibilities, budget and staffing of the Company’s internal audit function and reviews the scope, quality and adequacy of the Company’s internal controls over financial reporting and disclosure; and establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, audit matters and established procedures for the confidential submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee is composed of three directors: Messrs. Arnold, Lavitt and Ryan. The Audit Committee met four times during 2006. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at http://www.stbernard.com/investor/corp_governance.asp.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as “independence” is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has also determined that Mr. Arnold qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Arnold’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with management of the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report in Form 10-KSB for the fiscal year ended December 31, 2006.

Mr. Richard Arnold

Mr. Louis Ryan

Mr. Mel S. Lavitt

Compensation Committee

The Compensation Committee of the Board of Directors is composed of three directors: Messrs. Ryan, Lavitt and van Hedel. All members of the Board’s Compensation Committee are independent as “independence” is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee met one

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

time during 2006. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at http://www.stbernard.com/investor/corp_governance.asp.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt or recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	establishment of annual and long-term performance goals and objectives for the Chief Executive Officer and all other officers and senior executives who report directly to the Chief Executive Officer;

•	evaluation of the performance of the Chief Executive Officer and all other officers and senior executives in light of the approved performance goals and objectives of the Company;

•

determination of the compensation of the Chief Executive Officer and all other officers and senior executives based on the evaluation of the performance of the Chief Executive Officer, and all other officers and senior executives, respectively;

•	recommendation to the Board with respect to incentive compensation plans and equity-based plans;

•	if appointed by the Board, the administration of the granting options and awards under the Company’s stock option plans; and

•	production of an annual report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the CEO and the General Counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 2006, the Compensation Committee formed a Non-Officer Stock Option Subcommittee, currently composed of Mr. Rossi, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, the subcommittee may not grant options to acquire more than an aggregate of 10,000 shares per employee in any calendar year and all grants must be under standard terms and conditions. Typically, as part of its oversight function, the Committee will review on a quarterly basis the list of grants made by the subcommittee. The subcommittee did not grant any options to purchase shares to non-officer employees in 2006.

The Compensation Committee establishes and makes, directly and sometimes by recommendations made to the Board of Directors, most significant adjustments to annual compensation, variable (bonus) compensation and equity awards of or to the executive officers of the Company and other direct reports to the Chief Executive Officer. The Committee also considers compensation for new executive hires. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, analyses of historical executive compensation levels and executive compensation paid at similar companies, including industry, location and size, identified by St. Bernard’s management.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying individuals qualified to become members of the Board and recommending to the Board individuals to be considered as nominees for election as directors at the annual meeting of stockholders of the Company, reviewing and evaluating incumbent directors, overseeing all aspects of the Company’s corporate governance functions on behalf of the Board, developing and recommending to the Board the adoption of corporate governance principles applicable to the Company which are designed to help the Board satisfy its obligations to the stockholders of the Company and is responsible for making other recommendations to the Board regarding affairs relating to directors of the Company, including director compensation. The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Lavitt, van Hedel, and Ryan. All members of the Nominating and Corporate Governance Committee are independent (as “independence” is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met one time during 2006. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at http://www.stbernard.com/investor/corp_governance.asp.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 15015 Avenue of Science, San Diego, CA 92129 at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is included in the Company’s Corporate Governance Guidelines available on the Company’s website at http://www.stbernard.com/investor/corp_governance.asp.

CODE OF ETHICS

The Company has adopted the St. Bernard Software Code of Ethics and Business Conduct that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://www.stbernard.com/investor/corp_governance.asp. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

In September 2006, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange

Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at http://www.stbernard.com/investor/corp_governance.asp.

PROPOSAL 2

APPROVAL OF DECLASSIFICATION OF THE BOARD OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, currently provides for the Board to be divided into three classes, for one of the three classes to be elected each year, and for each director to serve a three-year term. The classified Board provision is set forth in Article SIXTH of the Certificate of Incorporation. On March 30, 2007, the Board approved the Company’s Amended and Restated Bylaws which eliminated provisions providing for separate classes for the Board and election to three-year terms.

Supporters of classified boards of directors believe that classified boards enhance continuity and stability in a company’s management and policies and thereby facilitate more effective long-term strategic planning and enhanced stockholder value. Supporters of classified boards also believe that, in the event of an unfriendly or unsolicited effort to take over or restructure a company, a classified board facilitates the board’s ability to obtain the best outcome for stockholders by giving the company time to negotiate with the entity seeking to gain control of the company and to consider alternative proposals.

Alternatively, a classified Board limits the ability of stockholders to elect directors and exercise influence over a company, and may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. The election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for the implementation of those policies. A non-classified board enables stockholders to hold all directors accountable on an annual basis, rather than over a three-year period. Also, the existence of a classified board may deter some tender offers or substantial stock purchases that could give stockholders the opportunity to sell their shares at a price in excess of what they would otherwise receive. Approval of the proposed amendments to the Certificate of Incorporation could increase the likelihood of such a tender offer or substantial stock purchases by a person seeking to change the Board.

In addition to the reasons discussed above, the Board believes that the Company’s stockholders should have an opportunity to vote on all directors every year and that this would be an effective way to maintain and enhance the accountability of the directors to the Company’s stockholders.

If this Proposal 2 is approved, Article SIXTH of the Certificate of Incorporation will be amended to read in its entirety as follows:

“SIXTH. Effective as of the date this Certificate is filed with the Secretary of State of the State of Delaware, the term of office of all currently serving directors of the Corporation shall expire at the annual meeting next ensuing. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, disqualification, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall be filled by a majority vote of the outstanding voting shares permitted to elect such director. Except as the DGCL may other wise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.”

The text of the existing Certificate of Incorporation, and all amendments thereto, may be obtained upon written request directed to the Company’s Secretary at: St. Bernard Software, Inc., 15015 Avenue of Science, San Diego, California 92128 and is also available free of charge through the SEC’s website at www.sec.gov. The Certificate of Incorporation of the Company (formerly known as Sand Hill IT Security Acquisition Corp.) was filed as Exhibit 3.1.1 to the Company’s Registration Statement on Form S-4 initially filed with the Securities and Exchange Commission on December 16, 2005.

If this Proposal 2 receives the requisite approval by stockholders at the 2007 annual meeting, the Company will file a Certificate of Amendment setting forth the proposed amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Upon the effectiveness of the Certificate of Amendment of Certificate of Incorporation, the classified Board will be eliminated, directors will thereafter at each annual meeting be elected for a one-year term ending on the date of the annual meeting of stockholders following the annual meeting at which the director was elected. In addition, any director appointed in the future as a result of a newly created position or to fill a vacancy on the Board will hold office only until the next annual meeting of stockholders. Each of the directors have agreed to shorten their existing terms and stand for re-election at the 2008 Annual Meeting of Stockholders for a one-year term ending on the following annual meeting if the proposed amendment to the Certificate of Incorporation is approved by the Company’s stockholders and the Certificate of Amendment is filed with the Secretary of State of the State of Delaware.

REQUIRED VOTE

To be approved, Proposal 2 must receive “For” votes from holders of at least a majority of the shares outstanding on the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE ST. BERNARD SOFTWARE, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN

In December 2006, the Board of Directors adopted the Company’s 2006 Employee Stock Purchase Plan, or the Purchase Plan, subject to stockholder approval. A copy of the Purchase Plan is attached hereto as Annex A. There are four hundred thousand (400,000) shares of Common Stock reserved for issuance under the Purchase Plan. The number of shares available for issuance under the Purchase Plan may be increased annually on the first day of each Company fiscal year, beginning in 2008 and ending in (and including) 2016, by an amount equal to the least of: (i) the difference between four hundred thousand (400,000) and the number of shares remaining authorized for issuance after the last purchase of shares, (ii) four hundred thousand (400,000) shares of Common Stock, or (iii) an amount determined by the Board of Directors or a committee of the Board of Directors appointed to administer the Purchase Plan.

The first offering period under the Purchase Plan commenced March 1, 2007, subject to approval by the stockholders at the 2007 annual meeting. If the Purchase Plan is not approved, the offering will be cancelled and any wages withheld from participants will be refunded. As of April 30, 2006, no shares of the Company’s Common Stock have been granted under the Purchase Plan and four hundred thousand (400,000) shares of Common Stock remain available for future grant under the Purchase Plan.

Stockholders are requested in this Proposal 3 to approve the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

The essential features of the Purchase Plan are outlined below:

PURPOSE

The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the approximately two hundred (200) employees of the Company and the Company’s parents and subsidiaries are eligible to participate in the Purchase Plan.

The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.

ADMINISTRATION

The Board of Directors administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board of Directors has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

The Board of Directors has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than one member of the Board of Directors. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the “Board” refers to any committee the Board appoints and to the Board of Directors.

STOCK SUBJECT TO PURCHASE PLAN

An aggregate of 400,000 shares of Common Stock is reserved for issuance under the Purchase Plan. The number of shares available for issuance under the Purchase Plan may be increased annually on the first day of each Company fiscal year, beginning in 2008 and ending in (and including) 2016, by an amount equal to the least of: (i) the difference between four hundred thousand (400,000) and the number of shares remaining authorized for issuance after the last purchase of shares, (ii) four hundred thousand (400,000) shares of Common Stock, or (iii) an amount determined by the Board of Directors or a committee of the Board of Directors appointed to administer the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Purchase Plan.

OFFERINGS

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The maximum length for an offering under the Purchase Plan is 27 months. Currently, under the Purchase Plan, each offering is six months long. The initial offering under the Purchase Plan began on March 1, 2007 and will end on July 31, 2007. Thereafter, an offering shall begin on the day after the last purchase date of the immediately preceding offering. Each offering shall be approximately six months in duration, with one “purchase period”, which also shall be approximately six months in length. A “purchase date” is the last day of a purchase period or of an offering, as the case may be.

ELIGIBILITY

Any person who is employed by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by the Company or the designated parent or subsidiary corporation for at least one week preceding the first day of the offering. Officers of the Company who are “highly compensated” as defined in the Code are eligible to participate in the offerings.

However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its parent and subsidiary corporations in any calendar year. In addition to the preceding limitation, under the current offering no employee may purchase more than 2,000 shares of Common Stock on any purchase date.

PARTICIPATION IN THE PLAN

Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions up to 15% of such employees’ base compensation during the offering.

PURCHASE PRICE

The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the purchase period or offering, as the case may be.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may increase, reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may not begin such payroll deductions after the beginning of the offering, except, if the Board provides, in the case of an employee who first becomes eligible to participate as of a date specified during the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may make additional payments into such account to the extent specifically provided in the offering.

PURCHASE OF STOCK

By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period or offering, as the case may be, at the applicable price. See “Withdrawal” below.

WITHDRAWAL

While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering, except as otherwise provided in the offering. Under the current offering, a participant may withdraw from the offering at any time prior to the 10 day period immediately preceding the end of the purchase period or offering, as the case may be.

Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT/ELIGIBILITY

Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment or eligibility for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

ADJUSTMENT PROVISIONS

Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, combination or exchange of shares or change in corporate structure may change the type(s), class(es) and number of shares of Common Stock subject to the Purchase Plan and to outstanding purchase rights. In that event, the Purchase Plan will be appropriately adjusted in the type(s), class(es) and maximum number of shares subject to the Purchase Plan and the outstanding purchase rights granted under the Purchase Plan will be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such purchase rights.

EFFECT OF CERTAIN CORPORATE TRANSACTIONS

In the event of (i) the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries, (ii) the sale or other disposition of all or substantially all of at least 90% of the outstanding securities of the Company, (iii) the closing of a merger, consolidation or similar transactions following which the Company is not the surviving corporation, or (iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume rights outstanding under the Purchase Plan or may substitute similar rights. If any surviving or acquiring corporation does not continue or assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of Common Stock within ten (10) business days prior to the corporate transaction under the ongoing offering, and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate on December 17, 2016.

The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders if the amendment is necessary for the Purchase Plan to satisfy Sections 423 of the Code or other applicable laws and regulations. Without stockholder consent and without regard to whether any participant rights may be considered to have been “impaired,” the Board may shorten the length of any ongoing offerings, limit the frequency and/or number of changes in the amount withheld during an offering, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholdings in excess of the amount designed by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with the participant’s payroll deductions, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Purchase Plan.

Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

FEDERAL INCOME TAX INFORMATION

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

PROPOSAL 4

APPROVAL OF THE AMENDMENT TO THE ST. BERNARD SOFTWARE, INC.

2005 STOCK OPTION PLAN

In July 2006, in connection with the Company’s merger (through its predecessor Sand Hill IT Security Acquisition Corp.) with Old St. Bernard Software, Inc. (successor to St. Bernard Software, Inc., a private company at the time of the merger), a wholly owned subsidiary of the Company merged with and into Old St. Bernard Software, Inc., with Old St. Bernard Software, Inc. being the surviving corporation as a wholly owned subsidiary of the Company. Prior to the merger, in March 2005, the board of directors of Old St. Bernard Software, Inc. adopted, and the stockholders of Old St. Bernard Software, Inc. subsequently approved, the Old St. Bernard Software, Inc. 2005 Stock Option Plan. In October 2006, Old St. Bernard Software, Inc. was merged with and into the Company, and the Company thereby assumed the Old St. Bernard Software, Inc. 2005 Stock Option Plan, or the Option Plan, a copy of which is attached as Annex B to this proxy statement. The 5,000,000 shares of stock of Old St. Bernard Software, Inc. available under the Option Plan prior to the merger was converted into 2,098,061 shares of Common Stock of the Company following the merger. As of March 31, 2007, there were 2,051,134 shares of Common Stock reserved for issuance under the Option Plan. Under the Option Plan, at no time may the total number of shares of Common Stock issuable upon exercise of all outstanding options and the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company exceed 30% of the Company’s outstanding shares at the time the calculation is made.

The Company has reserved an aggregate of 3,344,263 shares of Common Stock for issuance under its current equity incentive plans, including its 1992 Stock Option Plan, 2000 Stock Option Plan, 2005 Stock Option Plan, AgaveOne, Inc. (dba Singlefin) 2005 Stock Incentive Plan, 2006 Employee Stock Purchase Plan, 2006 Recruitment Equity Incentive Plan and 100,000 shares of Common Stock for issuance outside of its equity incentive plans, and options or rights to purchase 2,289,604 shares are outstanding as of March 31, 2007.

In March 2007, the Board amended the Option Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Option Plan from a total of two million ninety eight thousand sixty one (2,098,061) shares to a total of three million ninety eight thousand sixty one (3,098,061) shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board. The Board also amended the Option Plan, subject to stockholder approval, to permit acceleration of vesting of an outstanding option after mutual agreement between the Company and the option grantee regarding alternative handling of an “excess parachute payment” under Section 280G of the Code arising from such accelerated vesting. The Board adopted this amendment in order to ensure that the Company can continue to have the flexibility to grant equity incentives at levels determined appropriate by the Board in order to hire and retain key executives for the Company.

As of March 31, 2007, options (net of canceled or expired options) covering an aggregate of 1,883,475 shares of the Company’s Common Stock had been granted under the Option Plan. Only 167,659 shares of Common Stock (plus any shares that might in the future be returned to the Option Plan as a result of cancellations or expiration of options or the reacquisition by the Company of issued shares) remained available for future grant under the Option Plan.

Stockholders are requested in this Proposal 4 to approve the amendments to the Option Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendments to the Option Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

The essential features of the Option Plan are outlined below:

GENERAL

The Option Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the Option Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the Option Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of options.

PURPOSE

The Board adopted the Option Plan to provide a means by which employees, directors and consultants of the Company and its parents or subsidiaries may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its parents or subsidiaries. All of the approximately two hundred (200) employees, directors and consultants of the Company and its parents or subsidiaries are eligible to participate in the Option Plan.

ADMINISTRATION

The Option Plan is administered by the Board or a Board committee. Subject to the provisions of the Option Plan, the Board or a Board committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

The Board has the power, which it has not yet exercised, to delegate administration of the Option Plan to a committee composed of not fewer than two members of the Board. A committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. The Board has delegated administration of the Option Plan to the Compensation Committee of the Board. As used herein with respect to the Option Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The Option Plan provides that directors serving on the committee must be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.

STOCK SUBJECT TO THE OPTION PLAN

The Option Plan currently reserves a maximum of 2,098,061 shares of Common Stock. Shares of Common Stock subject to options that are forfeited or terminated will be available for future option grants under the Option Plan.

Under the Option Plan, the number of shares of Common Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares, including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification, or the payment of a stock dividend, or other change increasing or decreasing the outstanding Common Stock without receipt of consideration. The total number of shares of Common Stock issuable upon exercise of all outstanding options and under any stock bonus or similar plan may not exceed 30% of the total number of shares outstanding.

ELIGIBILITY

The Company may grant options under the Option Plan to key employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to the Company and who provide valuable services to the Company.

TERMS OF OPTIONS

The following is a description of the permissible terms of options under the Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

The Option Plan provides both for “incentive” stock options as defined in Section 422 of the Code and for options not qualifying as incentive options. Only employees of the Company may receive incentive stock options. The Board determines the exercise price per share of Common Stock purchasable under an incentive or non-qualified stock option.

The exercise price of stock options may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of Common Stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of the Company stock may not be less than 110% of the fair market value on the date of grant. The number of shares covered by incentive stock options which may be exercised by any participant during any calendar year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

Subject to any limitations or conditions the Board may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. The notice must be accompanied by payment in full of the purchase price.

Generally, stock options granted under the Option Plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, by the holder’s guardian or legal representative.

Generally, if the holder is an employee, stock options granted under the Option Plan may be exercised by the holder while he or she is employed by the Company or a Company subsidiary at the time of the exercise, and for a period of three months, or such other greater period as the Board may determine, after the holder ceases to be an employee for reasons other than death or disability as “disabled” is defined in Section 22(e)(3) of the Code. In the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater period as the Board may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by the Company or a Company subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater period as the Board may determine or until the expiration of the stated term of the stock option, whichever period is shorter.

EFFECT OF CERTAIN CAPITAL TRANSACTIONS

Upon (i) a sale or exchange of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; (iii) a merger, reorganization or consolidation in which the Company is the surviving entity and stockholders of the Company exchange their stock for securities or property; (iv) a liquidation of the Company, or similar transaction as determined by the Board, then the vesting periods with respect to options and awards granted and outstanding under the Option Plan will be accelerated and will immediately vest, and each holder of an option will have the immediate right to purchase and receive all shares of Common Stock subject to the option in accordance with the terms set forth in the Option Plan and in the corresponding award agreements. Upon consummation of any transaction described in this paragraph, the options under the Option Plan shall terminate, unless assumed by the successor corporation or parent thereof.

TERM AND AMENDMENTS

Unless terminated by the Board, the Option Plan shall continue to remain effective until no further awards may be granted and all awards granted under the Option Plan are no longer outstanding. The Board may at any time, and from time to time, amend the Option Plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the Option Plan without the holder’s consent.

FEDERAL INCOME TAX INFORMATION

Incentive Stock Options. Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder’s alternative minimum tax liability, if any.

If an optionholder holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one year.

Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionholder’s actual gain, if any, on the purchase and sale. The optionholder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. Nonstatutory stock options granted under the Option Plan generally have the following federal income tax consequences.

There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2006.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (2) (c)
Equity compensation plans approved by security holders	2,153,220	$3.08	688,570
Equity compensation plans not approved by security holders	107,423	$3.78	940,000
Total	2,260,643	$3.12	1,628,570

(1)

These amounts include 2,098,061 shares of Common Stock reserved for issuance pursuant to the Company’s 2005 Stock Option Plan previously approved by the Company’s stockholders. The Company has proposed to increase the number of shares available under its 2005 Stock Option Plan as more fully described in this proxy statement in the section entitled “Proposal 4 — Approval of the Amendment to the St. Bernard Software, Inc. 2005 Stock Option Plan.”

(2)	These amounts include 400,000 shares of Common Stock reserved for issuance pursuant to the Company’s 2006 Employee Stock Purchase Plan and 500,000 shares of Common Stock reserved for issuance pursuant to the Company’s 2006 Recruitment Equity Incentive Plan. The number of shares available for issuance under the 2006 Employee Stock Purchase Plan may be increased annually on the first day of each Company fiscal year, beginning in 2008 and ending in (and including) 2016, by an amount equal to the least of: (i) the difference between four hundred thousand (400,000) and the number of shares remaining authorized for issuance after the last purchase of shares, (ii) four hundred thousand (400,000) shares of Common Stock, or (iii) an amount determined by the Board of Directors or a committee of the Board of Directors appointed to administer the 2006 Employee Stock Purchase Plan. If rights granted under the 2006 Employee Stock Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the 2006 Employee Stock Purchase Plan.

The following equity compensation plans of the Company that were in effect as of December 31, 2006 were adopted without the approval of the Company’s security holders: AgaveOne, Inc. (dba Singlefin) 2005 Stock Incentive Plan, 2006 Employee Stock Purchase Plan and 2006 Recruitment Equity Incentive Plan, and options to purchase 100,000 shares approved for issuance by the Board in 2005.

The AgaveOne, Inc. (dba Singlefin) 2005 Stock Incentive Plan was assumed by the Company in connection with its merger with AgaveOne, Inc., a Nevada corporation doing business as Singlefin, which was completed on October 17, 2006. Pursuant to the terms of the merger agreement between the Company, AgaveOne Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, Singlefin Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, Singlefin and Jake Jacoby dated October 3, 2006, as amended, the Company assumed outstanding options under the AgaveOne, Inc. (dba Singlefin) 2005 Stock Incentive Plan to acquire 47,423 shares of the Company’s common stock.

The material terms of the 2006 Employee Stock Purchase Plan are described in the proxy statement in the section entitled “Proposal 3—Approval of the St. Bernard Software, Inc. 2006 Employee Stock Purchase Plan.”

On December 18, 2006, the Board approved the Company’s 2006 Recruitment Equity Incentive Plan (the “2006 Recruitment Plan”). An aggregate of five hundred thousand (500,000) shares of the Company’s common stock is eligible to be issued under the 2006 Recruitment Plan. The Board approved the 2006 Recruitment Plan to provide a means by which the Company will be able to retain the services of persons not previously employed by St. Bernard, as an inducement to individuals to become employed by St. Bernard and to provide incentives for such persons to exert maximum efforts for the success of St. Bernard and its subsidiaries. The 2006 Recruitment Plan provides for the grant of stock options, restricted stock awards, stock appreciation rights, phantom stock awards and other stock awards (collectively, the “Stock Awards”). Generally, new employees of St. Bernard who are hired as regular employees and perform regular employment services for St. Bernard or its subsidiaries will be eligible for Stock Awards. The 2006 Recruitment Plan is administered by the Board or an authorized committee of the Board. Subject to the terms of the 2006 Recruitment Plan, the Board determines recipients, dates of grant, the numbers and types of Stock Awards to be granted, and the terms and conditions of the Stock Awards, including the period of their exercisability and vesting.

In January 2005, the Board authorized the issuance of options to acquire up to 100,000 shares of the Company’s common stock to certain advisors to the predecessor entity to the Company, Sand Hill IT Security Acquisition Corp. Of the 100,000 shares authorized, options to acquire 60,000 shares have been issued at an exercise price of $4.75 per share. These options are currently fully vested and are exercisable for a period of five years from the date on which they were granted.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee designated Mayer Hoffmann McCann, P.C. (“MHM”) as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 2007 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the 2007 Annual Meeting. MHM has audited the Company’s financial statements since July 2006 and audited the financial statements of Old St. Bernard Software, Inc. prior to the merger with the Company, since December 31, 2002. MHM has advised the Company that, in accordance with professional standards, they will not perform any non-audit service that would impair their independence for purposes of expressing an opinion on the Company’s financial statements. Representatives of MHM are expected to be present at the 2007 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of MHM as the Company’s Independent Registered Public Accounting Firm. However, the Audit Committee of the Board is submitting the selection of MHM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of MHM. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of the 2006 financial statements, the Company entered into an engagement agreement with MHM which sets forth the terms by which MHM will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

The 2006 fees listed in the table below are for services provided to the Company by MHM beginning July 27, 2006 and for the audit related to the fiscal year ended December 31, 2006. The 2005 fees listed in the table below are for services provided to the Company by Hein & Associates LLP (“Hein”) for the audit related to the fiscal year ended December 31, 2005.

	Hein (1) Fiscal Year Ended (in thousands)		MHM (2) Fiscal Year Ended (in thousands)
	2006	2005	2006		2005
Audit Fees	$14	$82	$481		$407
Audit-related Fees (specifically describe audit-related fees incurred)	—	—	$101	(3)	—
Tax Fees (specifically describe tax fees incurred)	—	—	—		—
All Other Fees (specifically describe all other fees incurred)	—	—	—		—

Total Fees	$14	$82	$582		$407

(1)	Hein served as the Company’s Independent Registered Public Accounting Firm prior to the Company’s completion of the merger (through its predecessor Sand Hill IT Security Acquisition Corp.) with Old

St. Bernard Software, Inc. (successor to St. Bernard Software, Inc., a private company at the time of the merger) on July 27, 2006.

(2)	The audit fees listed for MHM include audit fees of $113,000 during 2006 incurred during MHM’s engagement as auditor for Old St. Bernard Software, Inc. prior to that entity’s merger with the Company. MHM was engaged as the Company’s Independent Registered Public Accounting Firm following the merger on July 28, 2006. The audit fees for 2005 relate to MHM’s engagement as auditor for Old St. Bernard Software, Inc.

(3)	Includes fees related to the acquisition of AgaveOne (d.b.a. Singlefin).

All fees described above related to engagement of the Company’s Independent Registered Public Accounting Firm (as opposed to Old St. Bernard Software, Inc.’s audit engagements) were approved by the Audit Committee or the Board of Directors.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, MHM. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by MHM is compatible with maintaining the principal accountant’s independence.

On September 7, 2006, the Board of Directors approved the appointment of MHM as the Company’s Independent Registered Public Accounting Firm to audit the Company’s financial statements for the fiscal year ending December 31, 2006 in place of Hein. The decision to change Independent Registered Public Accounting Firms was authorized by the Company’s Board of Directors.

MHM’s report on the financial statements for the fiscal year ended December 31, 2006, and Hein’s report on the financial statements for the fiscal year ended December 31, 2005 contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles. There were no disagreements with MHM or Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused MHM or Hein to report the disagreement if it had not been resolved to the satisfaction of MHM or Hein. Hein’s letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph was filed as an exhibit to the Company’s Current Report on Form 8-K dated September 12, 2006.

During the fiscal years ended December 31, 2006 and 2005, the Company did not consult with MHM or Hein, respectively, regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 5.

AFFILIATE TRANSACTIONS AND RELATIONSHIPS

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2007:

Name	Age	Positions
Vince Rossi	50	President, Chief Executive Officer and Director
Alfred F. Riedler	57	Chief Financial Officer
Robert Crowe	44	Vice President, Engineering
Steve Yin	41	Vice President, Sales and Marketing
Troy Saxton-Getty	41	General Manager, On-Demand Services
Bradford Weller	48	Vice President of Legal Affairs, General Counsel and Secretary

For a discussion of Mr. Rossi’s biographical information, see “Proposal No. 1 Election of Directors—Directors Continuing in Office Until the 2009 Annual Meeting (Class B)”.

Alfred F. Riedler, age 57, has served as the Chief Financial Officer of the Company since November of 2000. From June of 1993 to October of 2000, Mr. Riedler was the Chief Financial Officer of Bluebird Systems, a software development company. From August 1886 to July 1993, he was President and Chief Operation Officer of First Alliance Corporation, a technology products provider and leasing company. From December 1980 to July 1986, he was Vice President of Finance of STARNET Corporation (a subsidiary of Form Motor Company), and from May 1977 to November 1980, he was Industrial Group Controller for Ramada Inns. Mr. Riedler holds a Bachelor of Science in Business Administration from the University of Nebraska.

Robert Crowe, age 44, has served as the Vice President, Engineering of the Company since October, 2005, and as Vice President, Internet Appliance Technology from Dec 2000 to October 2005. Between December 1989 and December 2000, he served as Chief Technical Officer (after March 1994), prior to which he was Director of Engineering at Internet Products, an Internet software company (which did business as a partnership named Speakeasy Software prior to March 1994).

Steve Yin, age 41, joined the Company in November 2004 as Vice President of Marketing and has served as Vice President, Sales and Marketing since April 2005. From August 2003 to September 2004, Mr. Yin was a principal/co-founder of Factor Diagnostics, a medical diagnostics company. From June 1997 to June 2003, he held several management positions at Mitchell International, a s provider of data, software and business solutions for the automotive insurance, collision repair, medical claims and glass replacement industries, including Director of Marketing and Product Management from June 1997 to June 1998, Sr. Director of Marketing and Product Management from June 1998 to December 1999, Vice President of e-Business from December 1999 to March 2001, and Sr. Vice President of Marketing and Product Management from March 2001 to June 2003. Mr. Yin holds a Bachelor of Science, Business Administration, cum laude, from the University of Arizona’s Eller School of Business and a Master of Business Administration from the University of Southern California.

Troy Saxton-Getty, age 41, joined the Company in October 2006, as General Manager, On-Demand Services. From April 2006 to October 2006, Mr. Saxton-Getty was CEO of AgaveOne, Inc. (dba Singlefin), an on-demand IT security & data protection services firm acquired by the Company in October 2006. From February 2003 to April 2006, he served as CTO/CIO and CISO for Vistage International, a CEO membership organization. Prior to joining Vistage, Mr. Saxton-Getty founded and led several firms in the technology industry, including NetConnX Technologies from July 2000 to February 2003. Mr. Saxton-Getty studied international business management and computer science at the University of Nevada in Reno.

Bradford Weller, age 48, joined the Company in July 2006 as Vice President of Legal Affairs, General Counsel and Secretary. From September 2002 to June 2006, Mr. Weller served as General Counsel, Vice President of Legal Affairs and Secretary of Captiva Software, Inc., a developer and provider of document scanning software and related professional services, which was acquired by EMC Corporation in December of 2005. From September 1999 to August 2002, Mr. Weller served as General Counsel, Vice President of Legal Affairs and Secretary of Wireless Facilities, Inc., a provider of radio frequency engineering and network deployment services to wireless telecommunications carriers and vendors. From 1992 to August 1999, Mr. Weller served as General Counsel for Mosaix, Inc., a telecommunications equipment and business application software developer that was acquired by Lucent Technologies in July 1999. He holds a B.A. in Economics from Stanford University and a J.D. from Hastings College of the Law.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2007 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner (12)	Number of Shares	Percent of Total
William J. Del Biaggio III (13)	778,901	5.26%
Humphrey Polanen (2)	617,941	4.13%
Scott Broomfield (3)	282,459	1.89%
Bart van Hedel (4)	2,660,161	17.41%
Mel Lavitt (5)	163,836	1.10%
Rich Arnold	0	*
Louis Ryan (6)	120,000	*
Vince Rossi (7)	0	*
John Jones (8)	1,353,487	9.14%
Alfred Riedler (9)	120,012	*
Steve Yin (10)	41,962	*
All executive officers and directors as a group (13 persons) (11)	5,818,989	39.29%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 14,809,201 shares outstanding on March 31, 2007, adjusted as required by rules promulgated by the SEC.

(2)	Mr. Polanen was the Company’s Chief Executive Officer prior to the completion of its merger (through its predecessor Sand Hill IT Security Acquisition Corp.) with Old St. Bernard Software, Inc. (successor to St. Bernard Software, Inc., a private company at the time of the merger) on July 27, 2006. Number of shares includes 459,441 shares of common stock and 158,500 shares underlying warrants to purchase common stock. The business address for Mr. Polanen is 3000 Sand Hill Road, Suite 240, Menlo Park, California 94025.

(3)	Mr. Broomfield was the Company’s EVP of Corporate Development prior to the completion of its merger (through its predecessor Sand Hill IT Security Acquisition Corp.) with Old St. Bernard Software, Inc. (successor to St. Bernard Software, Inc., a private company at the time of the merger) on July 27, 2006. Number of shares includes 174,825 shares of common stock beneficially held by the Broomfield Family Trust, of which Mr. Broomfield is a Co-Trustee, and 107,634 shares underlying warrants to purchase common stock beneficially held by the Broomfield Family Trust. The business address for Mr. Broomfield is 3000 Sand Hill Road, Suite 240, Menlo Park, California 94025.

(4)	Number of shares includes 2,190,712 shares of common stock held in trust by Stichting Trustee Ai-Investments for Ai-Investments N.V., Perennial Investments B.V., BeeBird Beeher B.V. and others, 427,481 shares underlying warrants to purchase common stock held by Ai-Investments N.V. and 41,968 shares underlying options to purchase common stock. Mr. van Hedel is a board member for Stichting Trustee Ai-Investments and managing director for both Ai-Investments N.V. and Perennial Investments B.V. The business address for Mr. van Hedel is Strawinsky Laan 3107, 10722X, Amsterdam, The Netherlands.

(5)	Number of shares includes 140,870 shares of common stock and 22,966 shares underlying options to purchase common stock.

(6)	Number of shares includes 5,000 shares of common stock, 100,000 shares underlying warrants to purchase common stock and 15,000 shares underlying options to purchase common stock.

(7)	Mr. Rossi became the Company’s President and Chief Executive Officer on November 1, 2006.

(8)	Mr. Jones was the Company’s President and Chief Executive Officer the completion of its merger (through its predecessor Sand Hill IT Security Acquisition Corp.) with Old St. Bernard Software, Inc. (successor to St. Bernard Software, Inc., a private company at the time of the merger) on July 27, 2006 until November 1, 2006.

(9)	Number of shares includes 61,193 shares of common stock and 58,819 shares underlying options to purchase common stock.

(10)	Number of shares includes 41,962 shares underlying options to purchase common stock.

(11)	Includes shares described in the notes above.

(12)	Unless otherwise indicated, the business address of each of the following individuals is 15015 Avenue of Science, San Diego, California 92128.

(13)	The business address for Mr. Del Biaggio is 3000 Sand Hill Road, Suite 240, Menlo Park, California 94025.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that 14 reports, covering an aggregate of 25 transactions, were filed late by Messrs. Rossi, Jones, Riedler, Lavitt, Weller, van Hedel, Arnold, Ryan, Yin, Crowe and Saxton-Getty.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (8)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation		Total
Vince Rossi President and CEO	2006	$97,586	$163,750	—	$2,001,044	(9)	—	—	$23,027.73	(1)	$2,285,408

John Jones (2) Former President and CEO	2006	$241,422	$150,000	—	—		—	—	$67,856.45	(3)	$459,278

Humphrey Polanen (4) Former CEO	2006	—	—	—	$124,135		—	—	$24,174.00	(5)	$148,309

Alfred Riedler CFO	2006	$181,923	$131,375	—	$204,391	(9)	—	—	$25,048.62	(6)	$542,737

Steve Yin VP Sales and Marketing	2006	$178,124	$6,375	—	$98,197		—	—	$68,896.05	(7)	$351,592

(1)	Consists of car and housing allowance paid in 2006.

(2)	Mr. Jones was the Company’s President and Chief Executive Officer the completion of its merger (through its predecessor Sand Hill IT Security Acquisition Corp.) with Old St. Bernard Software, Inc. (successor to St. Bernard Software, Inc., a private company at the time of the merger) on July 27, 2006 until November 1, 2006.

(3)	Consists of $42,518.28 in severance payments and $2,679.02 in personal travel expenses paid pursuant to that certain Separation and Release Agreement between the Company and Mr. Jones dated November 3, 2006. This amount also consists of $16,800.00 in housing allowance and $5,859.15 in Company matched 401(k) funds.

(4)	Mr. Polanen was the Company’s Chief Executive Officer prior to the completion of its merger (through its predecessor Sand Hill IT Security Acquisition Corp.) with Old St. Bernard Software, Inc. (successor to St. Bernard Software, Inc., a private company at the time of the merger) on July 27, 2006 for which he received no monetary compensation.

(5)	Fees paid in connection with Mr. Polanen’s service as Chairman of the Board of Directors of the Company.

(6)	Consists of $17,603.63 in commissions paid in 2006 and $7,444.99 in Company matched 401(k) funds.

(7)	Consists of $61,987.74 in commissions earned in 2006 and $6,908.31 in Company matched 401(k) funds.

(8)	The value of option awards relates to the following stock option awards made in fiscal 2006: Mr. Rossi—680,000, Mr. Polanen—50,000, Mr. Riedler—120,981 and Mr. Yin—75,000.

(9)	The value of these option awards does not reflect the effect of an amendment to certain stock options underlying this value on January 3, 2007 as more fully described in footnote (4) to the “Outstanding Equity Awards Value At Fiscal Year End Table” below.

Except as described below, the compensation for the named executive officers included in the Summary Compensation Table is determined by the Company’s Board and the Compensation Committee of the Board on an annual basis. Other than the severance and change in control payments described for Mr. Rossi and Mr. Jones below, none of the named executive officers nor any other executive officer of the Company is entitled to any payments upon their termination of employment or a change in control of the Company.

VINCE ROSSI EMPLOYMENT AGREEMENT

Pursuant to the terms of a letter agreement between the Company and Vince Rossi, the Company’s President and Chief Executive Officer, dated July 18, 2006, Mr. Rossi is entitled to receive a monthly base salary of $21,250, and he is eligible for an annual incentive bonus based upon the financial performance of the Company up to a maximum of 50% of his base salary. Mr. Rossi’s annual bonus for the first year under his agreement is guaranteed. Upon the execution of the letter agreement, Mr. Rossi received an incentive stock option to acquire 480,000 shares of the Company’s Common Stock which vests over three years with one-third ( 1/3) of the option vesting on the first anniversary of the grant date and the remaining two-thirds ( 2/3) vesting in equal monthly installments from the 13th through the 36th month from the date of grant, which grant is governed by the Company’s 2005 Stock Option Plan. Mr. Rossi is also entitled to receive health care coverage under the Company’s medical and dental plans. The agreement provides that if Mr. Rossi’s employment with the Company is terminated for cause, in the event of Mr. Rossi’s death or disability, or without “cause,” in which case Mr. Rossi is entitled to 12 months of severance pay including base salary and target bonus amounts and 12 months of continued health care coverage for Mr. Rossi and his eligible dependents. If Mr. Rossi is terminated without cause, his stock options will automatically vest for an additional 12 months of employment. In the event of a “change in control” of the Company as defined in the agreement, if the value of the Company’s Common Stock is less than $7.50 per share, Mr. Rossi will receive a payment equal to three times the sum of his then current base salary and target bonus, subject to applicable withholding taxes, and all stock options held by Mr. Rossi at the time of the change in control will immediately vest and become exercisable. Upon his acceptance of this agreement, Mr. Rossi was paid a bonus of $100,000.

JOHN JONES SEPARATION AGREEMENT

Pursuant to the terms of a Separation Agreement and Release between the Company and John Jones, the Company’s former Chief Executive Officer, dated November 3, 2006, Mr. Jones resigned from his employment with the Company and simultaneously resigned from the Company’s Board of Directors. Under the terms of the Separation Agreement and Release, Mr. Jones received $255,109.60, which was the equivalent of 12 months base salary and benefits, the last payment of which occurred on March 14, 2007. Pursuant to the Separation Agreement and Release Mr. Jones’ outstanding stock options to purchase Company Common Stock ceased to vest on the date of his resignation. Mr. Jones was also entitled to reimbursement for certain approved business expenses. Furthermore, under the terms of the Separation Agreement and Release, Mr. Jones released all claims against the Company. Mr. Jones also agreed to the nondisclosure of the Company’s trade secrets and confidential and proprietary information, and the non-solicitation of Company employees.

OUTSTANDING EQUITY AWARDS VALUE AT FISCAL YEAR-END TABLE

	Option Awards									Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable (3)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price			Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Vince Rossi President and CEO	—		480,000 200,000	(4)	—	$ $	5.40 1.90	(4)	07/26/2016 12/17/2016	—	—	—	—

John Jones (1) Former President and CEO	—		—		—		—		—	—	—	—	—

Humphrey Polanen (2) Former CEO	—		50,000		—		$3.71		09/06/2016	—	—	—	—

Alfred Riedler CFO	4,150 6,411 14,687 12,590 20,981	(4)	100,000		—	$ $ $ $ $ $	0.59 0.59 0.59 0.81 5.20 1.90	(4)	12/31/2011 12/31/2012 12/31/2013 03/02/2015 07/13/2016 12/17/2016	—	—	—	—

Steve Yin VP Sales and Marketing	41,962		75,000		—	$ $	0.81 1.90		03/02/2015 12/17/2016	—	—	—	—

(1)	Mr. Jones was the Company’s President and Chief Executive Officer the completion of its merger (through its predecessor Sand Hill IT Security Acquisition Corp.) with Old St. Bernard Software, Inc. (successor to St. Bernard Software, Inc., a private company at the time of the merger) on July 27, 2006 until November 1, 2006.

(2)	Mr. Polanen was the Company’s Chief Executive Officer prior to the completion of its merger (through its predecessor Sand Hill IT Security Acquisition Corp.) with Old St. Bernard Software, Inc. (successor to St. Bernard Software, Inc., a private company at the time of the merger) on July 27, 2006 for which he received no monetary compensation.

(3)

Each of the listed options vests over three years as follows: one-third ( 1/3) of the option vests on the first anniversary of the grant date and the remaining two-thirds ( 2/3) of the option vests in equal monthly installments from the 13th through the 36th month from the date of the grant.

(4)	On January 3, 2007, the Board of Directors of the Company approved an amendment to these stock option grants reducing the exercise price of the amended option grants to $1.95, which was the closing fair market price of the Company’s common stock on January 11, 2007. The intention of the Board of Directors in approving the amendment was to reestablish the incentive and retentive value of the amended stock options, as the options had been left significantly “out-of-the-money” due to declines in the price of the Company’s common stock.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (2)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Humphrey P. Polanen	$24,174	—	$124,135		—	—	—	$148,309
Scott R. Broomfield	$16,734	—	$124,135		—	—	—	$140,869
Bart A.M. van Hedel	$17,734	—	$124,135		—	—	—	$141,869
Mel S. Lavitt	$21,042	—	$124,135		—	—	—	$145,177
Louis E. Ryan	$22,027	—	$124,135	(3)	—	—	—	$146,162
Rich Arnold	$17,609	—	$124,135	(3)	—	—	—	$141,744
Cary Grossman (1)	$—	—	—		—	—	—	$0
Daniel Johnson (1)	$—	—	—		—	—	—	$0
Keith Walz (1)	$—	—	—		—	—	—	$0
Alberto Micalizzi (1)	$—	—	—		—	—	—	$0

(1)	Theses individuals were directors of the Company prior to the completion of its merger (through its predecessor Sand Hill IT Security Acquisition Corp.) with Old St. Bernard Software, Inc. (successor to St. Bernard Software, Inc., a private company at the time of the merger) on July 27, 2006.

(2)

The value of option awards relates to the award of 50,000 options per Company director made in fiscal 2006. Each of the listed options vests over three years as follows: one-third ( 1/3) of the option vests on the first anniversary of the grant date and the remaining two-thirds ( 2/3) of the option vests in equal monthly installments from the 13th through the 36th month from the date of the grant.

(3)	On January 3, 2007, the Board of Directors of the Company approved an amendment to these stock option grants reducing the exercise price of the amended option grants to $1.95, which was the closing fair market price of the Company’s common stock on January 11, 2007. The intention of the Board of Directors in approving the amendment was to reestablish the incentive and retentive value of the amended stock options, as the options had been left significantly “out-of-the-money” due to declines in the price of the Company’s common stock. The value of the option awards does not reflect the effect of the amendment to these stock options.

Each of the Company’s non-employee directors receives cash compensation in the form of an annual retainer of $25,000, payable quarterly, a fee of $1,000 for each non-telephonic meeting of the Board of Directors that he attends in person, and a fee of $500 for attendance at each non-telephonic meeting of the Board of Directors in which he participates telephonically and each telephonic meeting of the Board of Directors in which he participates. In addition, the Chairman of the Board and the chair of the Audit Committee receive an additional annual retainer of $15,000 each. The chairs of the Compensation Committee and Nominating and Corporate Governance Committee receive an additional annual retainer of $10,000 each. St. Bernard reimburses its non-employee directors for their reasonable expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

Each of the Company’s non-employee directors also receives an annual stock option grant under the Company’s 2005 Stock Option Plan to purchase 50,000 shares of the Company’s common stock. These director stock options vest over three years as follows: one third ( 1/3) of the options vest on the first anniversary of the date of grant and the remaining two thirds ( 2/3) of the options vest in equal monthly installments from the 13th through the 36th month from the date of the option grant. In the event of a change in control of the Company which results in removal of the director as a member of the Board, the vesting of that director’s options is accelerated such that the options become immediately exercisable in full.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

In November 2006, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers and directors. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

Prior to the date of the Company’s initial public offering, the Company issued a total of 1,000,000 shares of common stock (by its predecessor entity Sand Hill IT Security Acquisition Corp.) to the individuals set forth below at a purchase price of $0.025 per share as follows:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership
Humphrey Polanen	459,441
Sand Hill Security, LLC (1)	100,000
Keith Walz	174,825
Scott Broomfield (2)	174,825
Cary Grossman (3)	48,951
Dan Johnson	20,979
Alberto Micalizzi	20,979

Total	1,000,000

(1)	Sand Hill Security, LLC Membership Interests are held by (i) the Polanen and Nicodimos Family Trust, of which Mr. Polanen is a trustee, (ii) the Broomfield Family Trust, of which Mr. Broomfield is a trustee, (iii) Dan Johnson, (iv) Keith Walz, (v) Alberto Micalizzi, and (vi) the Grossman Family Limited Partnership, of which Mr. Grossman is a general partner.

(2)	Mr. Broomfield’s shares are held by the Broomfield Family Trust, of which Mr. Broomfield is a Co-Trustee.

(3)	Mr. Grossman’s shares are held by Grossman Family Limited Partnership, of which Mr. Grossman is a general partner.

Sand Hill Security, LLC, an affiliate of certain of the Company’s current and former directors and officers as described above, made advances aggregating $40,000 to the Company to cover expenses related to its initial public offering. The loan was payable without interest on the earlier of July 31, 2004 or the consummation of the initial public offering. The loan was repaid in July 2004 from the proceeds of the Company’s initial public offering.

The Company has reimbursed certain of its current and former officers and directors for reasonable out-of-pocket business expenses incurred by them in connection with certain activities on the Company’s behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by the Company, which will be reviewed only by its board of directors or a court of competent jurisdiction if such reimbursement is challenged.

The Company, prior to the consummation of the merger of the Company (formerly Sand Hill IT Security Acquisition Corp.) and Old St. Bernard Software, Inc. (formerly St. Bernard Software, Inc. a private company), paid a $7,500 per-month administrative fee and reimbursed certain out-of-pocket expenses of certain of the Company’s current and former officers and directors.

Humphrey P. Polanen, The Broomfield Family Trust and Sand Hill Security LLC, have loaned the Company approximately $10,000, $25,000 and $20,000, respectively, for operating expenses. Each of these loans bore interest at the rate of 10% and matured on July 26, 2006. Each of these lenders waived any claims they had with respect to these loans.

The Broomfield Family Trust, an affiliate of Scott Broomfield, a director and officer of the Company, and BeeBird Beheer B.V., an affiliate of Bart van Hedel, also a director of the Company, have made available $125,000 and $375,000, respectively, to the Company, as a bridge loan pursuant to secured promissory notes. Amounts borrowed under the notes were due on November 25, 2006 and bore interest at 12%. In connection with the execution of the notes, the Broomfield Family Trust and BeeBird Beheer B.V. received warrants for an aggregate of 10,491 shares of the Company’s common stock exercisable at a price equal to the last reported sale price on the day prior to the maturity date of the notes on the primary market on which the Company’s shares are traded. These notes were secured by a lien on substantially all of the assets of the Company, subject to the lien of the Company’s existing senior lender.

The Company previously owed approximately $178,000 to John E. Jones, its former chief executive officer, pursuant to the terms of a promissory note. The note was unsecured, bore interest at 18%, and required monthly interest only payments until May 2006, at which time all amounts outstanding came due.

During July 2005, Ai-Investments N.V., a Netherlands corporation, which is partially owned by Mr. Bart van Hedel, a director of the Company, purchased 200,000 units for $5.00 each, or an aggregate of $1,000,000. Each unit purchased was comprised of what are now equivalent to 252,851 shares of Company common stock and one warrant which may be exercised for what are now equivalent to 419,613 shares of Company common stock for an exercise price of $2.9662 per share. The warrants are exercisable from the grant date until December 31, 2008. The warrants are exercisable for cash or on a net-share settlement basis. The holders of the warrants do not have registration rights and the Company can deliver unregistered shares upon their exercise. There are no liquidated damages provisions related to the warrants. The issuance was made in a private placement under Section 4(2) of the Securities Act of 1933, as amended.

Pursuant to an agreement with BeeBird Beheer B. V., an affiliate of Bart van Hedel, a director of the Company, the Company pays BeeBird Beheer 1,500 Euros per month, plus applicable taxes and miscellaneous service charges, to lease 2,000 square feet of office space in Amsterdam.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are St. Bernard Software, Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to St. Bernard Software, Inc., Bradford Weller, Secretary, 15015 Avenue of Science, San Diego, CA 92128 or contact Bradford Weller at 858-524-2009. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Bradford Weller
Secretary

April 30, 2007

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended December 31, 2006 is available without charge upon written request to: Corporate Secretary, St. Bernard Software, Inc., 15015 Avenue of Science, San Diego, CA 92128.

ANNEX A

ST. BERNARD SOFTWARE, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the board of directors: December 18, 2006

Approved by stockholders:             , 2007

1. PURPOSE.

(a) The purpose of this Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

(b) The Company, by means of the Plan, seeks to secure and retain the services of current and new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c) The Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan.

2. DEFINITIONS.

As used in the Plan and any Offering, unless otherwise specified, the following terms have the meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

(d) “Common Stock” means the common stock of the Company.

(e) “Company” means St. Bernard Software, Inc., a Delaware corporation.

(f) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Offering.

(g) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(h) “Director” means a member of the Board.

(i) “Earnings” of an Employee with respect to any Offering has the meaning defined in such Offering.

(j) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market (formerly the Nasdaq National Market), the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) If the Common Stock is listed or traded on the Nasdaq Capital Market (formerly the Nasdaq Small Cap Market), the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the mean between the bid and asked prices for the Common Stock on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(o) “Initial Offering” means the first Offering under this Plan.

(p) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(q) “Offering Date” means a date selected by the Board for an Offering to commence.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(t) “Plan” means this St. Bernard Software, Inc. 2006 Employee Stock Purchase Plan.

(u) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(v) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(w) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(x) “Related Corporation” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code. The Board shall have the authority to determine the time or times at which “parent corporation” or “subsidiary corporation” status is determined within the forgoing definition.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be an established stock exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, Nasdaq Capital Market or otherwise, is open for trading.

3. ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Section 15.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(vi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board some or all of the powers previously delegated. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 14(a) relating to adjustments upon changes in Common Stock, the shares of Common stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate four hundred thousand (400,000) shares of Common Stock, plus an annual increase to be added on the first day of each Company fiscal year, beginning in 2008 and ending in (and including) 2017, equal to the least of: (i) the difference between four hundred thousand (400,000) and the number of shares remaining authorized for issuance after the last purchase of shares, (ii) four hundred thousand (400,000) shares of Common Stock, or (iii) an amount determined by the Board or a Committee. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(b) The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

6. ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. An Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and/or more than five (5) months per calendar year.

(b) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options (whether vested or unvested) shall be treated as stock owned by such Employee.

(c) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(d) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7. PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8. PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s Earnings during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall remain the property of the Participant at all times prior to the purchase of Common Stock, but such Contributions may be commingled with the assets of the Company and used for general corporate purposes except where applicable law requires that Contributions be deposited with an independent third party. To the extent provided in the Offering, a Participant may begin making Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to a specified Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering, without interest.

(d) Purchase Rights shall not be transferable by a Participant otherwise than by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 13. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

9. EXERCISE.

(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions (without any increase for interest) shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the

Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants, without interest.

10. COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11. USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

12. RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

13. DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14. ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

(a) If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4, and the outstanding Purchase Rights shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15. AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, stockholder approval shall be sought to the extent necessary and required for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “impaired,” the Board (or Committee) shall be entitled to shorten the length of any ongoing Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholdings in excess of the amount designed by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or the Committee) determines in its sole discretion advisable and which are consistent with the Plan.

(c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans), or (iii) as expressly allowed under Sections 14 and 15.

16. TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly allowed under Section 15 or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code.

17. EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the later of (a) the date the Plan was adopted by the Board and (b) the date the Plan was approved by the stockholders of the Company (such date, the “Effective Date”); provided, however, in no event may Purchase Rights be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

18. MISCELLANEOUS PROVISIONS.

(a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(b) Any reference herein to a enrollment forms, written designation or other “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(c) The provisions of the Plan shall be governed by the law of the State of California without resort to that state’s conflicts of laws rules.

ANNEX B

ST. BERNARD SOFTWARE, INC.

2005 STOCK OPTION PLAN

1. PURPOSE. This Stock Option Plan (the “Plan”) is intended to serve as an incentive to, and to encourage stock ownership by certain eligible participants rendering services to St. Bernard Software, Inc., a Delaware corporation, and certain affiliates as set forth below (the “Corporation”), so that they may acquire or increase their proprietary interest in the Corporation and to encourage them to remain in the service of the Corporation.

2. ADMINISTRATION.

2.1 Committee. The Plan shall be administered by the Board of Directors of the Corporation (the “Board of Directors”), or a committee of two or more members appointed by the Board of Directors (the “Committee”). At the time that the Corporation has a class of equity securities which have been registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is a publicly-held corporation under Internal Revenue Code Section 162(m), membership in the Committee is limited to Non-Employee Directors as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and outside directors as defined in Treasury Regulation § 1.162-27(e)(3). The Committee shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee.

2.2 Term. If the Board of Directors selects a Committee, the members of the Committee shall serve on the Committee for the period of time determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time. The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

2.3 Authority. The Committee shall have sole discretion and authority to grant options under the Plan to eligible participants rendering services to the Corporation or any “parent” or “subsidiary” of the Corporation, as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Parent or Subsidiary”), at such times, under such terms and in such amounts as it may decide. For purposes of this Plan and any Stock Option Agreement (as defined below), the term “Corporation” shall include any Parent or Subsidiary, if applicable. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to the Plan, to determine the details and provisions of any Stock Option Agreement, to accelerate any options granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

2.4 Type of Option. The Committee shall have full authority and discretion to determine, and shall specify, whether the eligible individual will be granted options intended to qualify as incentive options under Section 422 of the Code (“Incentive Options”) or options which are not intended to qualify under Section 422 of the Code (“Non-Qualified Options”); provided, however, that Incentive Options shall only be granted to employees of the Corporation, or a Parent or Subsidiary thereof, and shall be subject to the special limitations set forth herein attributable to Incentive Options.

2.5 Interpretation. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under the Plan shall be final and binding on all parties having an interest in this Plan or any option granted hereunder. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

3. ELIGIBILITY.

3.1 General. All directors, officers, employees of and certain persons rendering services to the Corporation, or any Parent or Subsidiary relative to the Corporation’s, or any Parent’s or Subsidiary’s management, operation or development shall be eligible to receive options under the Plan. The selection of recipients of options shall be within the sole and absolute discretion of the Committee. No person shall be granted an Incentive Option under this Plan unless such person is an employee of the Corporation on the date of grant. No person shall be granted an option under this Plan unless such person has executed, if requested by the Committee, the grant representation letter set forth on Exhibit “A,” as such Exhibit may be amended by the Committee from time to time.

3.2 Termination of Eligibility.

3.2.1 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary, for any reason (other than for “cause,” as hereinafter defined, or such optionee’s death), any option granted hereunder to such optionee shall expire three months after the date the occurrence giving rise to such termination of eligibility (or 1 year in the event an optionee is “disabled,” as defined in Section 22(e)(3) of the Code) or upon the date it expires by its terms, whichever is earlier. Any option that has not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void. The Committee shall, in its sole and absolute discretion, decide, utilizing the provisions set forth in Treasury Regulations § 1.421-7(h), whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section.

3.2.2 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary and such termination is as a result of “cause,” as hereinafter defined, then all options granted hereunder to such optionee shall expire on the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such optionee shall have no rights with respect to any unexercised options. For purposes of this Plan, “cause” shall mean an optionee’s personal dishonesty, willful misconduct, theft, fraud, embezzlement, alcoholism, or drug abuse or making or attempting to make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations.

3.3 Death of Optionee and Transfer of Option. In the event an optionee shall die, an option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the optionee’s right to exercise such option had accrued at the time of the optionee’s death) at any time within twelve months after the optionee’s death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance. Any option that has not vested in the optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void. No option shall be transferable by the optionee other than by will or the laws of intestate succession.

3.3.1 Limitation on Incentive Options. No person shall be granted any Incentive Option to the extent that the aggregate fair market value of the Stock (as defined below) to which such options are exercisable for the first time by the optionee during any calendar year (under all plans of the Corporation as determined under Section 422(d) of the Code) exceeds $100,000.

4. IDENTIFICATION OF STOCK. The Stock, as defined herein, subject to the options shall be shares of the Corporation’s authorized but unissued or acquired or reacquired common stock (the “Stock”). The aggregate number of shares subject to outstanding options shall not exceed 5,000,000 shares of Stock (subject to adjustment as provided in Section 6). If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

Notwithstanding the above, at no time shall the total number of shares of Stock issuable upon exercise of all outstanding options and the total number of shares of Stock provided for under any stock bonus or similar plan of the Corporation exceed 30% as calculated in accordance with the conditions and exclusions of §260.140.45 of Title 10, California Code of Regulations, based on the shares of the issuer which are outstanding at the time the calculation is made.

5. TERMS AND CONDITIONS OF OPTIONS. Any option granted pursuant to the Plan shall be evidenced by an agreement (“Stock Option Agreement”) in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

5.1 Number of Shares. Each option shall state the number of shares of Stock to which it pertains.

5.2 Option Exercise Price. Each option shall state the option exercise price, which shall be determined by the Committee; provided, however, that (i) the exercise price of any Incentive Option shall not be less than the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, (ii) the exercise price of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation’s stock, as determined for purposes of Section 422 of the Code, shall not be less than 110% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, and (iii) the exercise price of any Non-Qualified Option shall not be less than 100% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option. In the event that the fair market value of the price of the common stock declines below the price at which the option is granted, the Committee shall have the discretion and authority to cancel, reduce, or otherwise modify the price of any unexercised option, including, but not limited to, a regrant of the option at a new price more commensurate with the fair market value of the stock. The Committee must receive the approval of the Board of Directors before any action is taken in accordance with this provision.

5.3 Term of Option. The term of an option granted hereunder shall be determined by the Committee at the time of grant, but shall not exceed ten years from the date of the grant. The term of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation’s stock, as determined for purposes of Section 422 of the Code, shall in no event exceed five years from the date of grant. All options shall be subject to early termination as set forth in this Plan. In no event shall any option be exercisable after the expiration of its term.

5.4 Method of Exercise. An option shall be exercised by written notice to the Corporation by the optionee (or successor in the event of death) and execution by the optionee of an exercise representation letter in the form set forth on Exhibit “B,” as such Exhibit may be amended by the Committee from time to time. Such written notice shall state the number of shares with respect to which the option is being exercised and designate a time, during normal business hours of the Corporation, for the delivery thereof (“Exercise Date”), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Corporation shall deliver to the optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option.

5.5 Medium and Time of Payment. The option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms:

5.5.1 Full payment in cash or certified bank or cashier’s check;

5.5.2 Full payment in shares of Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and having a fair market value on the Exercise Date in the amount equal to the option exercise price;

5.5.3 Full payment in the form of a promissory note bearing interest at not less than the applicable federal rate in effect at the time of execution of the promissory note;

5.5.4 Should the Corporation’s outstanding Stock be registered under Section 12(g) of the Exchange Act, at the time the option is exercised, through a special sale and remittance procedure pursuant to which the optionee shall concurrently provide irrevocable written instruction to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale;

5.5.5 A combination of the consideration set forth in Sections 5.5.1, through 5.5.4 equal to the option exercise price; or

5.5.6 Any other method of payment complying with the provisions of Section 422 of the Code with respect to Incentive Options, provided the terms of payment are established by the Committee at the time of grant and any other method of payment established by the Committee with respect to Non-Qualified Options.

5.6 Fair Market Value. The fair market value of a share of Stock on any relevant date shall be determined in accordance with the following provisions:

5.6.1 If the Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

5.6.2 If the Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

5.6.3 If the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

5.7 Rights as a Shareholder. An optionee or successor shall have no rights as a shareholder with respect to any Stock underlying any option until the date of the issuance to such optionee of a certificate for such Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 6.

5.8 Modification, Extension and Renewal of Options. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not exercised) and authorize the granting of new options in substitution therefor.

5.9 Vesting and Restrictions. The option agreements authorized under the Plan shall contain such other provisions, including without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable. Thus, for example, the Committee may require that all or any portion of an option not be exercisable until a specified period of time has passed or some other event has occurred.

5.10 Other Provisions. The Stock Option Agreements shall contain such other provisions, including without limitation, restrictions or conditions upon the exercise of options, as the Committee shall deem advisable.

6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

6.1 Subdivision or Consolidation. Subject to any required action by shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares, including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification, or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

6.2 Capital Transactions. Upon a sale or exchange of all or substantially all of the assets of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a merger, reorganization or consolidation in which the Corporation is the surviving corporation and shareholders of the Corporation exchange their stock for securities or property, a liquidation of the Corporation, or similar transaction as determined by the Committee (“Capital Transaction”), the exercisability of each option issued under this Plan shall automatically accelerate so that each such option shall, immediately prior to the specified date of the Capital Transaction, become fully exercisable with respect to the total number of shares of Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon consummation of the Capital Transaction, all outstanding options under this Plan shall terminate and cease to be outstanding, unless assumed by the successor corporation or parent thereof. Notwithstanding any other provision in this Section 6.2, a Capital Transaction shall not include a merger of the Corporation with or into a shell corporation for the purpose of facilitating a public offering of the stock of the Corporation.

6.3 Adjustments. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

6.4 Ability to Adjust. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

6.5 Notice of Adjustment. Whenever the Corporation shall take any action resulting in any adjustment provided for in this Section, the Corporation shall forthwith deliver notice of such action to each optionee, which notice shall set forth the number of shares subject to the option and the exercise price thereof resulting from such adjustment.

6.6 Limitation on Adjustments. Any adjustment, assumption or substitution of an Incentive Option shall comply with Section 425 of the Code, if applicable.

7. NONASSIGNABILITY. Options granted under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of an optionee only by such optionee. Any transfer in violation of this Section shall void such option, and any Stock Option Agreement entered into by the optionee and the Corporation regarding such transferred option shall be void and have no further force or effect. No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

8. CASH-OUT OF OPTIONS.

Once the Corporation’s outstanding Stock is registered under Section 12(g) of the Exchange Act, one or more optionees subject to the short-swing profit restrictions of the Federal securities laws may, in the Committee’s sole discretion, be granted limited cash-out rights to operate in tandem with their outstanding options under the Plan. Any option with such a limited right in effect for at least six (6) months shall automatically be canceled upon the acquisition of fifty percent (50%) or more of the Corporation’s outstanding Stock (excluding the Stock holdings of officers and directors of the Corporation who participate in this Plan) pursuant to a tender or exchange offer made by a person or group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) which the Board of Directors does not recommend the Corporation’s stockholders to accept. In return for the canceled option, the optionee shall be entitled to a cash contribution from the Corporation in an amount equal to the excess of (i) the Cash-Out Price of the shares of Stock in which the optionee is vested under the canceled option over (ii) the aggregate exercise price payable for such vested shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the completion of such tender or exchange offer, and neither the approval of the Committee nor the consent of the Board of Directors shall be required in connection with such cancellation and distribution.

For purposes of calculating the cash distribution, the Cash-Out Price per share of the vested Stock subject to the canceled option shall be deemed to be equal to the greater of (i) the fair market value per share on the date of surrender, as determined in accordance with the valuation provisions of subsection 5.6, or (ii) the highest reported price per share paid in effecting the tender or exchange offer. However, if the canceled option is an Incentive Option, then the Cash-Out Price shall not exceed the value per share determined under clause (i) above.

The shares of Stock subject to any option canceled for an appreciation distribution in accordance with this Section 8 shall not be available for subsequent option grants under the Plan.

9. RIGHT OF FIRST REFUSAL.

Stock issued pursuant to this Plan together with any rights, securities or additional stock that have been received pursuant to a stock dividend, stock split, reorganization or other transaction that has been received as a result of an employee option or stock acquired pursuant thereto shall be subject to a right of first refusal by the Corporation in the event the holder of such shares proposes to sell, pledge or otherwise transfer said shares or any interest in said shares to any person or entity. Any holder of shares of Stock (or other securities) acquired under the Plan desiring to transfer such Stock (or other securities) or any interest therein shall give written notice to the Corporation describing the proposed transfer, including the price of shares proposed to be transferred, the proposed transfer price and terms, and the name and address of the proposed transferee. Unless otherwise agreed by the Corporation and the holder of such shares, repurchases by the Corporation under this Section shall be at the proposed price and terms specified in the notice to the Corporation. The Corporation’s rights under this Section shall be freely assignable.

If the Corporation fails to exercise its right of first refusal within 30 days from the date upon which the Corporation received the shareholder’s written notice, the shareholder may, within the next 90 days, conclude a transfer of the exact number of shares covered by said notice on terms not more favorable to the transferee than those described in the notice. Any subsequent proposed transfer by such transferee shall again be subject to the Corporation’s right of first refusal. If the Corporation exercises its right of first refusal, the shareholder shall endorse and deliver to the Corporation the stock certificates representing the shares being repurchased, and the Corporation shall promptly pay the shareholder the total repurchase price as set forth in the terms of the agreement. The holders of shares being repurchased pursuant to this Section shall cease to have any rights with respect to such shares immediately upon repurchase.

No written notice of a proposed transfer shall be required under this Section and no right of first refusal shall exist with respect to transfers by will or the laws of intestate succession.

The right of first refusal set forth in this Section shall terminate upon the consummation of an underwritten public offering of the Corporation’s Stock registered under the Securities Act of 1933, as amended (the “Act”).

Any attempted transfer of any Stock or securities subject to this right of first refusal which is not made in compliance with this Section shall be null and void.

The Committee may assign the Corporation’s repurchase option under this Section to any person selected by the Committee including one or more or the shareholders of the Corporation.

10. NO RIGHT OF EMPLOYMENT. Neither the grant nor exercise of any option nor anything in this Plan shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any optionee. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an option has been granted to such employee.

11. TERM OF PLAN. This Plan is effective on the date the Plan is adopted by the Board of Directors and options may be granted pursuant to the Plan from time to time within a period of ten (10) years from such date, or the date of any required shareholder approval required under the Plan, if earlier. Termination of the Plan shall not affect any option theretofore granted.

12. AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may, subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever with respect to any shares of Stock at that time not subject to options.

13. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Stock pursuant to options may be used for general corporate purposes.

14. RESERVATION OF SHARES. The Corporation, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

15. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall not impose any obligation upon the optionee to exercise such option.

16. APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS. The Plan shall not take effect until approved by the Board of Directors of the Corporation. This Plan shall be approved by a vote of the shareholders within 12 months from the date of approval by the Board of Directors. In the event such shareholder vote is not obtained, all options granted hereunder, whether vested or unvested, shall be null and void. Further, any stock acquired pursuant to the exercise of any options under this Agreement may not count for purposes of determining whether shareholder approval has been obtained.

17. WITHHOLDING TAXES. Notwithstanding anything else to the contrary in this Plan or any Stock Option Agreement, the exercise of any option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee, of all local, state, federal or other withholding taxes applicable, in the Committee’s judgment, to the exercise or to later disposition of shares acquired upon exercise of an option (including any repurchase of an option or the Stock).

18. PARACHUTE PAYMENTS. Any outstanding option under the Plan may not be accelerated to the extent any such acceleration of such option would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the optionee would result in the payment to such optionee of an excess parachute payment under Section 280G of the Code. The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Committee.

19. SECURITIES LAWS COMPLIANCE. Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any Stock unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under the Securities Act of 1933, as amended (the “Act”), and (ii) qualified or exempt from qualification under the California Corporate Securities Law of 1968 and any other applicable state securities laws. As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or qualification under any applicable state securities law.

20. RESTRICTIVE LEGENDS. The certificates representing the Stock issued upon exercise of options granted pursuant to this Plan will bear any legends required by applicable securities laws as determined by the Committee.

21. NOTICES. Any notice to be given under the terms of the Plan shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to an optionee shall be addressed to such optionee at the address maintained by the Corporation for such person or at such other address as the optionee may specify in writing to the Corporation.

22. INFORMATION TO PARTICIPANTS. The Corporation shall make available to all holders of options the information required pursuant to § 260.140.46 of the California Code of Regulations.

As adopted by the Board of Directors on March 2, 2005.

ST. BERNARD SOFTWARE, INC., a Delaware corporation

By:	/s/ JOHN JONES
John Jones, CEO

EXHIBIT A

St. Bernard Software, Inc.

Re: 2005 Stock Option Plan

To Whom It May Concern:

This letter is delivered to St. Bernard Software, Inc., a Delaware corporation (the “Corporation”), in connection with the grant to                     (the “Optionee”) of an option (the “Option”) to purchase             shares of the Common Stock of the Corporation (the “Stock”) pursuant to the St. Bernard Software, Inc. 2005 Stock Option Plan dated January     , 2005 (the “Plan”). The Optionee understands that the Corporation’s receipt of this letter executed by the Optionee is a condition to the Corporation’s willingness to grant the Option to the Optionee.

The Optionee acknowledges that the grant of the Option by the Corporation is in lieu of any and all other promises of the Corporation to the Optionee, whether written or oral, express or implied, regarding the grant of options or other rights to acquire Stock. Accordingly, in anticipation of the grant of the Option, the Optionee hereby relinquishes all rights to such other rights, if any, to acquire stock of the Corporation.

In addition, the Optionee makes the following representations and warranties with the understanding that the Corporation will rely upon them.

1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

2. The Optionee understands and acknowledges that the Option and the Stock are subject to the terms and conditions of the Plan.

3. The Optionee understands and agrees that, at the time of exercise of any part of the Option for Stock, the Optionee may be required to provide the Corporation with additional representations, warranties and/or covenants similar to those contained in this letter.

4. The Optionee is a resident of the State of California.

5. The Optionee will notify the Corporation immediately of any change in the above information which occurs before the Option is exercised in full by the Optionee.

The foregoing representations and warranties are given on                     at                     .

EXHIBIT B

St. Bernard Software, Inc.

Re: 2005 Stock Option Plan

To Whom It May Concern:

I,                     (the “Optionee”), hereby exercise my right to purchase             shares of Common Stock (the “Stock”) of St. Bernard Software, Inc., a Delaware corporation (the “Corporation”), pursuant to, and in accordance with, the St. Bernard Software, Inc. 2005 Stock Option Plan dated                     , 2005 (the “Plan”) and Stock Option Agreement (the “Agreement”) dated January     , 2005 As provided in such Plan, I deliver herewith payment as set forth in the Plan in the amount of the aggregate option exercise price. Please deliver to me at my address as set forth above stock certificates representing the subject shares registered in my name (and                     , as                     ).

The Optionee hereby represents as follows:

1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

2. The Optionee is a resident of the State of California.

3. The Optionee represents and agrees that if the Optionee is an “affiliate” (as defined in Rule 144 under the Securities Act of 1933) of the Corporation at the time the Optionee desires to sell any of the Stock, the Optionee will be subject to certain restrictions under, and will comply with all of the requirements of, applicable federal and state securities laws.

The foregoing representations and warranties are given on                     at                     .

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ST. BERNARD SOFTWARE, INC.

Proxy -- Annual Meeting of Shareholders June 14, 2007

The undersigned, a shareholder of St. Bernard Software, Inc., a Delaware corporation (the “Company”), does hereby appoint Vincent Rossi and Alfred Riedler, and each of them (with full power to act alone), the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Stockholders of the Company to be held at 15015 Avenue of Science, San Diego, CA 92128 on June 14, 2007, at 9:00 A.M., Pacific Time, or at any adjournment or postponements thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 30, 2007, and a copy of the Company’s Annual Report for the year ended December 31, 2006.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS, AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION, APPROVE THE ADOPTION OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN, AMEND THE 2005 STOCK OPTION PLAN AND TO RATIFY THE APPOINTMENT OF MAYER HOFFMAN McCANN, P.C. AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

CONTINUED TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ST. BERNARD SOFTWARE, INC.

June 14, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20330303030000000000

061407

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors to hold office until the 2010 Annual Meeting of Stockholders:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

O Humphrey Polanen O Richard Arnold O Scott Broomfield

FOR AGAINST ABSTAIN

2. Amendment of the Company’s Amended and Restated Certificate of Incorporation to eliminate the requirement that the Company’s Board of Directors be a classified, staggered board and to provide that after the amendment becomes effective directors of the Company shall serve one year terms and stand for re-election annually;

3. Adoption of the Company’s 2006 Employee Stock Purchase Plan authorizing issuance of up to 400,000 shares of common stock under the 2006 Employee Stock Purchase Plan in 2007, and each year thereafter during the term of such plan;

4. Amendment to the Company’s 2005 Stock Option Plan to, among other things as described in the accompanying proxy statement, authorize the issuance of an additional 1,000,000 shares of common stock under such plan; and

5. Ratification of Mayer Hoffmann McCann, P.C. as independent auditors of the Company for its fiscal year ending December 31, 2007.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ST. BERNARD SOFTWARE, INC.

June 14, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330303030000000000 1

061407

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors to hold office until the 2010 Annual Meeting of Stockholders:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

O Humphrey Polanen O Richard Arnold O Scott Broomfield

FOR AGAINST ABSTAIN

2. Amendment of the Company’s Amended and Restated Certificate of Incorporation to eliminate the requirement that the Company’s Board of Directors be a classified, staggered board and to provide that after the amendment becomes effective directors of the Company shall serve one year terms and stand for re-election annually;

3. Adoption of the Company’s 2006 Employee Stock Purchase Plan authorizing issuance of up to 400,000 shares of common stock under the 2006 Employee Stock Purchase Plan in 2007, and each year thereafter during the term of such plan;

4. Amendment to the Company’s 2005 Stock Option Plan to, among other things as described in the accompanying proxy statement, authorize the issuance of an additional 1,000,000 shares of common stock under such plan; and

5. Ratification of Mayer Hoffmann McCann, P.C. as independent auditors of the Company for its fiscal year ending December 31, 2007.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.